EXHIBIT 10.1

NON-EMPLOYEE DIRECTOR AGREEMENT

This Non-Employee Director Agreement (the “Agreement”) is made and entered into as of August 10, 2026 (the “Effective Date”), by and between Sharing Economy International Inc., a Nevada corporation (the “Company”), with its principal place of business at 39205 Country Club Drive, Suite C20, Farmington Hills, Michigan 48221, and Ximing Huang (the “Independent Contractor”), an individual residing in the State of Michigan.

1. Engagement of Services. The Independent Contractor agrees to serve as the Company’s Chairman of the Board of Directors, and perform the duties of a Chairman of the Board of Directors and member of the board of directors under the Nevada Revised Statutes (collectively, the “Services”).  The Independent Contractor will perform Services faithfully, diligently, and to the best of the Independent Contractor’s skill and ability.

2. Compensation; Reimbursement of Costs and Expenses.

(a) In consideration of the Independent Contractor’s agreement to enter into this Agreement, the Company shall issue to the Independent Contractor one (1) share (the “Share”) of Series B Preferred Stock of the Company, which shall be fully-paid and non-assessable, with full consideration having been paid, upon issuance.

(b) If the Independent Contractor does not complete the term of his appointment under this Agreement, Independent Contractor shall forfeit, return and transfer the Share to the Company.  Independent Contractor appoints the Company as attorney-in-fact to effect such transfer of the Share being transferred to the Company in the event that the Independent Contractor does not complete the term of his appointment under this Agreement.

(c) The Company will also reimburse the Independent Contractor for reasonable travel and other incidental expenses incurred by Independent Contractor in performing the Services, provided the Company has agrees in advance to reimburse such costs, and the Independent Contractor has provided the Company with such receipts or other relevant documentation as the Company may require for such reimbursement.

3. Independent Contractor. The Independent Contractor is an independent contractor and not an employee of the Company. The Independent Contractor is not eligible for any employee benefits. The Company will not make tax deductions from any amounts payable to Independent Contractor; taxes on such payments shall be the sole responsibility of Independent Contractor.

4. Nonsolicitation.

(a) During the term of this Agreement and for two (2) years after its termination, the Independent Contractor will not personally or through others (i) recruit, solicit, or attempt to induce any employee or contractor of the Company to terminate his or her employment or contractual relationship with the Company, or (ii) solicit in direct competition with the Company the business of any client or customer of the Company.

(b) During the term of this Agreement and for one (1) year after its termination, Independent Contractor will not, without the prior consent of the Company, engage in any business activity which directly competes with any business then being conducted or planned by the Company of which the Independent Contractor has become aware in the course of providing Services; the foregoing shall not have the effect of preventing Independent Contractor from engaging in any academic research, teaching or related activity.

(c) If any restriction set forth in Sections 4(a) and 4(b) above is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities, and geographic area as to which it is enforceable.

5. Company’s Proprietary Rights and Nondisclosure.  In providing Services, the Independent Contractor will be exposed to, have access to, and be engaged in the development of information (including all tangible and intangible manifestations) relating to inventions, patents, copyrights, trademarks, trade secrets, technology, strategic sales/marketing plans, and business of the Company, and accordingly agrees as follows:

(a) The term “Proprietary Information” shall mean all inventions, works of authorship, trade secrets, business plans, confidential knowledge, data, or any other proprietary information of the Company. By way of illustration but not limitation, “Proprietary Information” includes, without limitation, (a) inventions, ideas, samples, designs, applications, drawings, methods or processes, formulas, trade secrets, data, source and object codes, know-how, improvements, discoveries, developments, designs, and techniques (hereinafter collectively referred to as “Inventions”); and (b) information regarding plans for research, development, new products and service offerings, marketing and selling, forecasts, business plans, budgets and unpublished financial statements, licenses, sales, pricing, profits and costs, distribution arrangements, suppliers and customers, marketing, customer and partner strategies, business development plans, customer and partner lists; and information regarding the skills and compensation of employees of the Company and the Company’s internal organization.

(b) The Independent Contractor agrees promptly to disclose in writing and hereby assigns to the Company the Independent Contractor’s entire right, title and interest in and to any and all inventions and proprietary information (and all proprietary rights with respect thereto) or any other copyrightable or patentable work, made, conceived, or reduced to practice by Independent Contractor, either alone or jointly with others, in the course of performing Services, without any obligation of the Company to pay royalty or any other consideration. The Independent Contractor agrees that all such inventions and proprietary information are the sole property of the Company and will, at the Company’s request, promptly execute a written assignment to the Company of title to any such inventions and proprietary information relating to it and will preserve any such information as part of the proprietary Information of the Company. The Independent Contractor will keep in confidence and trust all Proprietary Information and shall not reproduce, use, or disclose any Proprietary Information or anything related to such information without the prior written consent of the Company, except as required in performing Services. All Proprietary Information, whether presently existing or developed in the future, shall be the sole property of the Company and its assigns. In addition, the Company and its assigns shall be the sole owner of all intellectual property and other rights in connection with such Proprietary Information.

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(c) The provisions of this Agreement are subject to the understanding that the Independent Contractor is affiliated with, employed by, and/or consulting with other institution(s) or entity(ies) and must fulfill certain obligations to the Institutions pursuant to the Institutions’ guidelines or policies. If the Independent Contractor is required to disclose Proprietary Information to the Institution pursuant to applicable guidelines or policies, and such information falls within the Company’s direct focus or interest, then the Independent Contractor shall promptly notify the Company in writing.

(d) The Independent Contractor will submit to the Company any proposed publication which contains any discussion relating to the Company, the Services, or Proprietary Information. Independent Contractor agrees not to publish or otherwise disclose any such proposed publication without the prior written consent of the Company, which consent shall not be unreasonably withheld. Any such consent shall be given within thirty (30) days of receipt of the proposed publication. The Independent Contractor is free to publish any information that does not relate to the Company or the Services and that does not disclose Proprietary Information.

(e) In the event the Company is unable, after reasonable effort, to secure Independent Contractor’s signature on any document needed to apply for or prosecute any patent, copyright, or other right or protection relating to an invention subject to assignment to the Company, the Independent Contractor hereby designates and appoints the Company and its duly authorized officers and agents as Independent Contractor’s agent and attorney-in-fact, to act for and on the Independent Contractor’s behalf to execute, verify and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, and other rights and protections thereon with the same legal force and effect as if executed by the Independent Contractor. Such appointment shall be irrevocable and coupled with an interest.

6. Nondisclosure of Third-Party Information. The Independent Contractor understands that the Company has received and will receive from third parties information that is confidential or proprietary and subject to restrictions on the Company’s use and disclosure (“Third-Party Information”). The Independent Contractor will hold Third-Party Information in the strictest confidence and will not disclose or use Third-Party Information, except as permitted by agreement between the Company and the relevant third party, unless expressly authorized in writing to act otherwise by an officer of the Company.

7. Obligation To Keep Company Informed. The Independent Contractor shall promptly disclose to the Company, or any persons designated by it, any and all proprietary information, whether or not patentable, of which the Independent Contractor becomes aware that relates to Proprietary Information of the Company; however, Independent Contractor shall not be obligated to disclose information received by Independent Contractor from others under a contractual obligation of confidentiality.

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8. Prior Inventions. Inventions that the Independent Contractor made prior to the Effective Date are excluded from the scope of this Agreement. For the avoidance of doubt, the Independent Contractor should be prepared to demonstrate, if asked, that such inventions have been documented prior to the Independent Contractor signing this agreement.

9. No Conflicting Obligation. The Independent Contractor represents that the Independent Contractor’s performance of the Services does not and will not breach or conflict with any agreement to which the Independent Contractor is or later becomes a party. The Independent Contractor has not entered into, and agrees not to enter into during the term of this Agreement any agreement, written or oral, in conflict with this Agreement.

10. No Improper Use of Materials. The Independent Contractor agrees not to bring to the Company or to use in the performance of Services any materials or documents obtained from a present or former employer of the Independent Contractor, the Independent Contractor’s employees, or any other person with whom the Independent Contractor has entered into a confidentiality agreement, unless such materials or documents are generally available to the public or the Independent Contractor has authorization for the possession and unrestricted use of such materials. In providing the Services, the Independent Contractor agrees not to breach any obligation of confidentiality that the Independent Contractor has undertaken with the Company or with a third party.

11. Term and Termination. Unless previously terminated or extended, this Agreement will terminate three (3) years from the Effective Date. The Company or Independent Contractor may also terminate this Agreement upon thirty (30) days written notice to the other. The Company may terminate this Agreement immediately upon written notice by the Company to the Independent Contractor in the event of Independent Contractor’s material breach of this agreement or any misconduct by Independent Contractor that could have an adverse effect on the business of the Company. Any determination of such breach or misconduct as used herein shall be made in the Company’s sole discretion. The obligations set forth in Sections 4, 5, and 6 survive any termination of this Agreement. Upon termination of this Agreement, the Independent Contractor will promptly deliver to the Company all documents and other materials of any nature pertaining to the Services, together with all documents and other items containing or pertaining to any Proprietary Information. The Independent Contractor shall not retain copies of any such documents or other materials after termination of this Agreement.

12. Legal and Equitable Remedies. Because the Independent Contractor’s services are personal and unique and because the Independent Contractor may have access to and become acquainted with Proprietary Information, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance, or other equitable relief without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement, without bond.

13. General Terms. The parties’ rights and obligations will bind and inure to the benefit of their respective successors, heirs, executors and administrators, and permitted assigns. Because the nature of the Services is personal, any attempted assignment of Independent Contractor’s rights or delegation of Independent Contractor’s obligations will be void without the prior written consent of the Company. This Agreement is governed by the laws of the State of Nevada, excluding conflicts of laws principles. If any provision of this Agreement is found by a proper authority to be unenforceable, then that provision shall be severed, and the remainder of this Agreement will continue in full force and effect. This Agreement and its Exhibits constitute the parties’ final, exclusive, and complete understanding and agreement with respect to the subject matter hereof, and supersede all prior and contemporaneous understandings and agreements relating to its subject matter. Any waiver, modification, or amendment of any provision of this Agreement shall be effective only if in writing and signed by the parties to this Agreement. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified above or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery, or sent by regular mail, postage prepaid, three (3) days after the date of mailing. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

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The parties hereto have executed this Non-Employee Director Agreement as of the Effective Date.

SHARING ECONOMY INTERNATIONAL INC.

By:	/s/ Johnny Chen	By:	/s/ Ximing Huang
Name:	Johnny Chen		Ximing Huang
Title:	Chief Financial Officer

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